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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
PELICAN FINANCIAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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March 26, 2004

Dear Stockholder:

        We invite you to attend our annual meeting of the stockholders of Pelican Financial, Inc., which will be held on Thursday, April 22, 2004, at 9:00 a.m. local time at the Travis Pointe Country Club, 2829 Travis Pointe Road, Ann Arbor, Michigan.

        The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, members of management will also report on our operations and other matters affecting Pelican Financial. Our directors and officers, as well as a representative of our independent auditors, Crowe Chizek and Company LLC, are expected to be present to respond to any questions that shareholders may have.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from attending the meeting and voting in person, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.

        Refreshments will be available prior to the Meeting, during which time the members of the Board of Directors hope to visit with you personally.

                    Sincerely,

                    Charles C. Huffman
                    President and Chief Executive Officer

PELICAN FINANCIAL, INC.
3767 RANCHERO ROAD
ANN ARBOR, MICHIGAN 48108
(800) 765-5562

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2004

To our shareholders:

        The Annual Meeting of Shareholders of Pelican Financial, Inc. will be held on Thursday, April 22, 2004, at 9:00 a.m. local time at the Travis Pointe Country Club, 2829 Travis Pointe Road, Ann Arbor, Michigan.

        At our meeting, we will ask you to act on the following matters:

        1.     Election of Directors. Elect three persons to the Board of Directors to serve for a term of three years. Robert C. Huffman, Howard M. Nathan and Scott D. Miller are the nominees.

        2.     Ratification of Appointment of Independent Public Accountants. Ratify the appointment of Crowe Chizek and Company LLC as independent public accountants for the year ending December 31, 2004.

        If you sign the proxy card enclosed, you also permit the proxy holder to vote, in their discretion, upon other matters that may come before the annual meeting. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the annual meeting.

        If you were a shareholder of record at the close of business on March 9, 2004, you may vote at the meeting or at any postponement or adjournment of the meeting.

        It is important that all shareholders vote. We urge you to sign and return the enclosed proxy as promptly as possible, regardless of whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy and vote in person.

                      By Order of the Board of Directors

                      Raleigh E. Allen, Jr.
                      Secretary

Dated: March 26, 2004
Ann Arbor, Michigan

PROXY STATEMENT
FOR
PELICAN FINANCIAL, INC.
3767 RANCHERO DRIVE
ANN ARBOR, MICHIGAN 48108
(800) 765-5562

        This proxy statement contains information about the annual meeting of shareholders of Pelican Financial, Inc. to be on Thursday, April 22, 2004, at 9:00 a.m. local time at the Travis Pointe Country Club, 2829 Travis Pointe Road, Ann Arbor, Michigan and at any postponements or adjournments of the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this Proxy Statement and the enclosed proxy card because you were a shareholder of Pelican Financial on March 9, 2004. Our Board of Directors chose this day as the record date for shareholders entitled to vote at the Annual Meeting of Shareholders. The Board of Directors is soliciting your vote at the Annual Meeting of Shareholders.

        This Proxy Statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 28, 2004 to all shareholders entitled to vote. On the record date, there were 4,488,351 shares of our common stock issued and outstanding. The common stock is our only class of stock outstanding. We are also sending our Annual Report/Form 10-K for the fiscal year ended December 31, 2003 along with this Proxy Statement. The Annual Report/Form 10-K is not to be deemed a part of the material for the solicitation of proxies.

How do I vote by proxy?

        You vote your proxy by completing the proxy card enclosed in accordance with its instructions, signing and dating the proxy and returning it in the postage-paid envelope. You may also just sign and date your proxy card and return it. Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of all three nominees for director, and

  •
  "FOR" ratification of the appointment of Crowe Chizek and Company LLC as independent accountants for the year ending December 31, 2004.

        In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

  1.
  The election of any person as a director should the nominee be unable to serve, or for good cause, will not serve,

  2.
  Other proposals for which management did not have notice at least 45 days prior to the date on which we mailed our notice of annual meeting for the prior year's annual meeting of stockholders, and

  3.
  Matters incidental to the conduct of the meeting.

        On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this Proxy Statement was mailed, we knew of no matters that needed to be acted upon at the meeting, other than those discussed in this Proxy Statement.

How many votes do I have?

        The number of votes you have is dependent on the number of shares of common stock you own. Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request. Attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

        If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a proxy card and letter from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on March 9, 2004, the record date for voting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies that are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required for each proposal?

        The three nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

        In order to ratify the selection of independent accountants, the accountants must receive the affirmative vote of a majority of the votes represented and voting at the meeting. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

        In order to approve any other matters that may properly come before the meeting, generally, a majority of those votes cast by stockholders shall be sufficient to pass on the matter. However, there may be occasions where a greater vote is required by law, or by our Certificate of Incorporation or Bylaws.

Who will bear the costs of solicitation of proxies?

        We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

STOCK OWNERSHIP

Who are the largest owners of Pelican Financial's common stock?

        Persons and groups owning in excess of 5% of the common stock are required to file reports with the Securities and Exchange Commission regarding their ownership pursuant to the Securities Exchange Act of 1934. Except as set forth in the following tables, we know of no person or entity, including any group of persons, who or which is the beneficial owner of more than 5% of the outstanding shares of common stock on the record date. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own common stock not only if you hold it directly, but also if you hold it indirectly or, through a relationship, contract, or understanding, have, or share, the power to vote the stock, to sell it, or you have the right to acquire it within 60 days of the record date.

How much stock do Pelican Financial's directors and officers own?

        The following table shows the beneficial ownership of the Company's common stock as of March 9, 2004 by (i) our President and Chief Executive Officer; (ii) our four most highly compensated executive officers in 2003; (iii) each director and nominee for director; and (iv) by all directors and executive officers as a group.

Name of Individual	Direct Ownership of Pelican Financial (1)		Stock Options Exercisable Within 60 Days	Percent of Total (2)
Nominees for Director:
Robert C. Huffman	298,992	(3)	64,890	8.11
Howard M. Nathan	385		—	0.01
Scott D. Miller	—		—	—
Directors Continuing in Office:
Raleigh E Allen, Jr.	687		6,114	0.15
Charles C. Huffman	1,953,550	(4)	106,500	45.90
Brenda L. Jones	250		6,114	0.14
Timothy J. Ryan	1,000		1,114	0.05
Michael M. Clemens	200		—	—
S. Lynn Stokes	—		6,521	0.15
All directors and executive officers as a group (9 persons)	2,255,064	(5)	191,523	54.99%
(1)
Unless otherwise indicated, includes all shares held directly by the named individuals as well as by spouses, minor children in trust, and other forms of indirect ownership, over which shares the named individual effectively exercises sole voting and investment power with respect to the indicated shares.

(2)
Based on number of shares outstanding at December 31, 2003.

(3)
Includes 283,592 shares of common stock held in a trust for his benefit

(4)
Includes 9,900 shares of common stock owned by the spouse of Mr. Huffman for which Mr. Huffman disclaims beneficial ownership. Excludes 498,384 shares of common stock that are held a trust for the benefit of his two adult children for which Mr. Huffman disclaims beneficial ownership. 283,592 shares of common stock held in these trusts are included in Robert C. Huffman's total and 214,792 for the benefit of his daughter, Jennifer Goldstein, are not included in the table above.

(5)
Excludes 214,792 shares of common stock that are held in a trust for the benefit of his adult daughter, Jennifer Goldstein, not employed by the Company for which Mr. Huffman disclaims beneficial ownership.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Election of Directors

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS CONTINUING IN OFFICE, AND EXECUTIVE OFFICERS

        General.    We have nominated three directors for election at the annual meeting, which is the number of directorships fixed for the election of directors. We will nominate the persons named below, all of whom are present members of the Board of Directors of the Company, for election to serve until the annual meeting of shareholders for the year ended December 31, 2006. The Board will cast its votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board.

        The Nominees.    The directors standing for reelection are:

Name of Individual	Age	Principal Occupation for Last Five Years
Robert Charles Huffman	33	Director of Pelican Financial and President of Washtenaw Mortgage since January 2001. Director of The Washtenaw Group, Inc. since August 2003, a company related by common ownership. Mr. Huffman has held various management-level positions with Washtenaw Mortgage since 1993, including Vice President of Secondary Marketing since 1999 and Vice President of Servicing, Information Technology and Retail Lending since 1999. Mr. Huffman served on the Fannie Mae's Secondary Marketing Advisory Council from 1996 to 1998. Robert C. Huffman is the son of Charles C. Huffman.
Howard M. Nathan	34
		Director of Pelican Financial and Vice President and Chief Financial Officer of Pelican Financial and Washtenaw Mortgage since April 2000. Director and Chief Financial Officer of The Washtenaw Group, Inc. since August 2003, a company related by common ownership. Controller of Washtenaw Mortgage from December 1999 to March 2000. Previously worked as Controller of Adval Communications from April 1999 to November 1999. Adval Communications was in the broadcast messaging industry. Worked at Arthur Andersen from December 1998 to March 1999 as Senior Auditor. Employed at Grant Thornton, LLP from September 1996 to November 1998 as a Senior Auditor. Worked at Republic Bancorp Mortgage from December 1992 to August 1996 in various positions including Controller for the final year.
Scott Miller	33
		Director of Pelican Financial since April, 2003. Mr. Miller has been employed as a senior equity analyst at United Capital Management in Denver, CO. since June, 1999. Prior to that he was employed as an associate at TWM, Ltd in Chicago, IL. Mr. Miller is a member of the Denver Society of Securities Analysts. Director of The Washtenaw Group, Inc. since August 2003, a company related by common ownership.

(1)
As of December 31, 2003

        Directors Continuing in Office.    The directors continuing in office are:

Name of Individual	Age (1)	Principal Occupation for Last Five Years
Charles C. Huffman	60	Chief Executive Officer and Chairman of the Board of Pelican Financial and Pelican National Bank since March 1997. Chairman of the Board of Washtenaw Mortgage Company since founding in 1981. Chief Executive Officer and Chairman of the Board of The Washtenaw Group, Inc. since August 2003, a company related by common ownership.
Brenda L. Jones	40
		Director of Pelican Financial since November 1999. Director of The Washtenaw Group, Inc. since August 2003, a company related by common ownership. Ms. Jones has been employed by Arbor Text as Vice President of Services since the fall of October 2000. Ms. Jones was employed by NSF International, until September 2000 as Vice President and Chief Information Officer since 1998. From 1991 to 1998, Ms. Jones was employed by Coopers & Lybrand, Detroit, Michigan, most recently as the Director of Entrepreneurial Consulting.
Raleigh E. Allen, Jr.	61
		Director of Pelican Financial since March 1999. Director of The Washtenaw Group, Inc. since August 2003, a company related by common ownership. Mr. Allen has been employed by Ross Mortgage Corporation as a Vice President since April 1999. Mr. Allen was employed by the Mortgage Guaranty Insurance Corporation from 1973 until December 1998, most recently serving as an Account Manager for Eastern Michigan.
Timothy J. Ryan	53
		Director of Pelican Financial since October 2000. Director of The Washtenaw Group, Inc. since August 2003, a company related by common ownership. Mr. Ryan has been a consultant to the mortgage industry since July 2000. From January 1983 to June 2000 Mr. Ryan was employed by Fannie Mae, most recently as Vice President—Technology Marketing.
S. Lynn Stokes	57
		Director of Pelican Financial since July 1999. Director of The Washtenaw Group, Inc. since August 2003, a company related by common ownership. Consultant to the financial institution industry since 1986 from his office in Sun Center City, Florida.
Michael N. Clemens	65
		Director of Pelican Financial and President of Pelican National Bank since July 2003. Director of The Washtenaw Group, Inc. since August 2003, a company related by common ownership. Mr. Clemens was previously employed by First National Bank of Shelby, Ohio to assist Bank's management with requirements of Written Agreement with Comptroller of Currency since 2002. From 2000 to 2002, he was president and CEO of Citizens National Bank of Norwalk, OH. He served in the same capacity at Commerce Exchange Bank of Beachwood, OH from 1993 to 1999. Mr. Clemens is a past director of the Ohio Bankers Association.

(1)
As of December 31, 2003.

        The Board of Directors and Committees.    Our Board of Directors generally meets on a quarterly basis, or as needed. During the year ended December 31, 2003, our Board of Directors met four times. No director attended fewer than 75% in the aggregate of (a) the total number of board meetings held while the director was a member during the year ended December 31, 2003 and (b) the total number of meetings held by committees on which the director served during the year.

        For the fiscal year ended December 31, 2003, our full Board of Directors acted as a nominating committee for the annual selection of nominees for election as directors. Our Board of Directors met one time in its capacity as the nominating committee during 2003. On March 15, 2004, the Board of Directors adopted a Nominating and Corporate Governance Committee Charter pursuant to which the Board will appoint a nominating and corporate governance committee (the "Committee") that will select nominees for election as directors. The Committee will meet the independence requirements of the American Stock Exchange. A current copy of the Nominating and Corporate Governance Committee Charter is available to security holders on the company's website at www.pelicanfinancialinc.com.

        During 2003, the board did not actively solicit recommendations from shareholders for nominees. Under the new Nominating and Corporate Governance Committee Charter, the Committee will establish procedures to be followed by shareholders in submitting recommendations for director candidates and policies regarding the consideration of such director candidates.

        Effective for 2004, all outside members of the Pelican Financial Board of Directors will act as the Compensation Committee to determine the compensation packages for employee members of the Board of Directors. Pelican National's full Boards of Directors act as compensation committees for Pelican National. Pelican National's Board met one time in this capacity during 2003 to examine the performance and approve the compensation of the officers. Employee members of the Boards of Directors did not participate in the consideration of their own compensation.

        Our Audit Committee consists of directors S. Lynn Stokes, Raleigh E. Allen, Jr., Brenda L. Jones and Scott D. Miller. S. Lynn Stokes is the Audit Committee's financial expert, and is "independent" as such term is defined by securities laws. The purpose of the Audit Committee is to direct the activities of the external auditors to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders, and employees. The Audit Committee is responsible for reviewing our auditing programs, overseeing the quarterly regulatory reporting process, overseeing internal compliance audits as necessary, receiving and reviewing the results of each external audit, and reviewing management's response to auditors' recommendations. The Audit Committee met four times in 2003.

        Pelican Financial adopted a written Code of Business Conduct and Ethics on March 15, 2004 that will apply to the company's principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Pelican Financial's Code of Business Conduct and Ethics is available on the company's Internet website at www.pelicanfincancialinc.com.

        Recommendation.    The Board recommends a vote "FOR" all three nominees for director.

Proposal 2: Ratification of appointment of independent public accountants.

        We have appointed Crowe Chizek and Company LLC as independent public accountants for the year ending December 31, 2004. If you do not ratify the selection of independent accountants, the Audit Committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that a change would be in our best interests and the best interest of our shareholders.

        Recommendation.    The Board of Directors recommends a vote "FOR" the ratification of the selection of Crowe Chizek and Company LLC as Pelican Financial's independent accountants for the year ending December 31, 2004.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

How do we compensate directors?

        Non-employee directors of Pelican Financial receive $600 per meeting of the Board of Directors attended. Each member of the Board of Directors of Pelican National receives a fee of $400 per month. Additionally, each non-employee member of a committee of the Board of Directors of Pelican Financial receives a fee of $100 per committee meeting. Non-employee directors also receive a $2,000 annual retainer fee and the Chairman of the Audit Committee receives a $36,000 retainer fee. We paid a total of $68,600 in the year ended December 31, 2003 as directors' fees. Directors are also eligible to receive stock options and stock appreciation rights pursuant to Pelican Financial's stock option and incentive plan. See "—Stock Option and Incentive Plan."

How do we compensate executive officers?

        Summary of Cash and Certain Other Compensation.    We have no full time employees, but in 2003 we relied on the employees of Washtenaw Mortgage Company (a company related by common ownership) and Pelican National for the limited services that we require. All compensation paid to our officers and employees was paid by Washtenaw Mortgage Company or Pelican National. Beginning in 2004, following the spin-off of The Washtenaw Group, Inc. from Pelican Financial, Pelican Financial and Pelican National reimburse Washtenaw Mortgage for the services provided under the provisions of a Transitional Services Agreement entered into at the time of the spin-off.

        The following table contains information on the cash and non-cash compensation awarded to or earned by our Chief Executive Officer and each executive officer of Pelican Financial that earned a salary and bonus in excess of $100,000 during the fiscal years ended December 31, 2003, 2002, and 2001. No other executive officer of Pelican Financial or person performing a similar policy making function for us had a salary and bonus in excess of $100,000 during these same periods for services rendered in all capacities to Pelican Financial.

		Annual Compensation					Long Term Compensation
Name and principal position	Period Ended	Salary	Bonus		Other Annual Compensation(1)		Securities Underlying Options (#)	All other Compensation
Charles C. Huffman Chief Executive Officer and Chairman of the Board of Pelican Financial; Chairman of the Board of Pelican National and Washtenaw Mortgage	12/31/03 12/31/02 12/31/01	$260,002 247,023 225,750		$991,871 392,479 654,369	$ $ $	0 0 0	0 0 0	$3,075 3,000 2,750	(2) (2) (3)
Howard M. Nathan Chief Financial Officer of Pelican Financial and Washtenaw Mortgage	12/31/03 12/31/02 12/31/01	$147,617 133,919 114,020		$396,748 156,992 261,748	$ $	0 0 0	0 0 0	$3,275 3,100 2,650	(4) (5) (6)
Robert C. Huffman Director of Pelican Financial; President of Washtenaw Mortgage	12/31/03 12/31/02 12/31/01	$223,237 158,664 142,646	$ $	1,432,702 566,915 945,199	$ $ $	0 0 0	0 0 0	$3,075 3,000 2,750	(7) (7) (8)

(1)
For the years December 31, 2003, 2002 and 2001, there were no:
  a.
  perquisites over the lesser of $50,000 or 10% of any of the above named executive officers' total salary and bonus;
  b.
  payments of above-market preferential earnings on deferred compensation;
  c.
  tax payment reimbursements; or
  d.
  preferential discounts on stock.

(2)
Represents amounts contributed to Pelican Financial's 401(k) plan for the account of Mr. Huffman.
(3)
Represents $2,550 contributed to Pelican Financial's 401(k) plan for the account of Mr. Huffman and a $200 payment of a wellness allowance.

(4)
Represents $3,075 contributed to Pelican Financial's 401(k) plan for the account of Mr. Nathan and a $200 payment of a wellness allowance.
(5)
Represents $3,000 contributed to Pelican Financial's 401(k) plan for the account of Mr. Nathan and a $100 payment of a wellness allowance.
(6)
Represents $2,550 contributed to Pelican Financial's 401(k) plan for the account of Mr. Nathan and a $100 payment of a wellness allowance.
(7)
Represents amounts contributed to Pelican Financial's 401(k) plan for the account of Mr. Huffman.
(8)
Represents $2,550 contributed to Pelican Financial's 401(k) plan for the account of Mr. Huffman and a $200 payment of a wellness allowance.

What other benefits do Directors and Executive Officers receive?

        401(k) Savings Plan.    We sponsor a tax-qualified defined contribution savings plan (commonly known as a 401(k) Plan) for the benefit of our employees and the employees of Pelican National. Employees become eligible to participate in the 401(k) Plan after reaching age 21 and completing ninety days of full time employment. Pursuant to the 401(k) Plan, employees may voluntarily elect to defer compensation, not to exceed applicable limits under the Code (i.e., $12,000 in calendar year 2003). We match 50% of the employee contributions up to the first 3.0% of the participant's contribution. Matching contributions vest over a six year period beginning after the second year at a rate of 20% per year, or become 100% vested upon termination of employment due to death, disability, or retirement. We may make additional contributions but are not obligated to do so. Employee contributions are immediately vested.

        Benefits are payable upon termination of employment, retirement, death, disability, or plan termination. Normal retirement age pursuant to the 401(k) Plan is age 65. Additionally, funds in the 401(k) Plan may be distributed upon application to the plan administrator upon severe financial hardship in accordance with uniform guidelines which comply with those specified by the Internal Revenue Code. It is intended that the 401(k) Plan operate in compliance with the provisions of the Employee Retirement Income Security Act of 1974 (otherwise known as "ERISA"), and the requirements of Section 401(a) of the Internal Revenue Code. For the years ended December 31, 2003, 2002 and 2001, we incurred expenses of approximately $14,000, $14,000, and $8,000, respectively relating to the 401(k) Plan.

  Stock Option and Incentive Plan.

        Our Board of Directors adopted the 1997 Stock Option and Incentive Plan upon completion of the organization of Pelican National. 440,000 shares of common stock were reserved for issuance by us to be issued upon the exercise of stock options to be granted to our officers, directors, and employees and the officers, directors, and employees of Pelican National from time to time pursuant to the option plan. The purpose of the option plan is to provide additional performance and retention incentives to officers, directors, and employees by facilitating their purchase of a stock interest in us. The option plan provides for a term of 10 years, after which no awards could be made, unless earlier terminated by the Board of Directors of Pelican Financial pursuant to the option plan. Directors and executive officers of Pelican Financial and Pelican National received an initial grant of options upon the consummation of the organization of Pelican National. The options vest over a period determined by the Compensation Committee. Options are granted based upon several factors, including seniority, job duties and responsibilities, job performance, and our overall performance.

        We receive no monetary consideration for the granting of stock options pursuant to the option plan, however, we receive the option price for each share issued to optionees upon the exercise of the options. Shares issued as a result of the exercise of options will be either authorized but unissued shares or shares we purchase in the open market, however, no purchases in the open market will be made that would violate applicable regulations restricting purchases by Pelican Financial. The exercise of options and payment for the shares received would contribute to our equity.

        At December 31, 2003, there were options covering 130,410 shares of common stock outstanding pursuant to the option plan. As of December 31, 2003, 86,665 options granted pursuant to the option plan have been exercised. During the year ended December 31, 2003 no options were granted to the officers listed in the compensation table.

        Due to the spin-off of The Washtenaw Group, Inc., all the issued stock options were forfeited and replaced with new options at new strike prices. As of January 22, 2004, 288,385 stock options were issued and outstanding.

        The following table contains information on (a) the number of shares acquired by any of the named persons upon exercise of stock options during the year ended December 31, 2003, (b) the value realized through the exercise of any options, and (c) the number of unexercised options held by the person, including both those which are presently exercisable and those which are not presently exercisable as of the January 22, 2004 issuance of stock options.

Aggregated Option Exercises in Last Fiscal Year
And FY-End Option Values

Name	Shares acquired on exercise	Value realized	Number of unexercised options exercisable/unexercisable		Value of unexercised in-the-money options exercisable/unexercisable
Charles C. Huffman	0	0	106,500	25,000	$207,675	$48,750
Robert C. Huffman	0	0	64,890	12,500	126,536	24,375
Howard M. Nathan	0	0	0	0	0	0

REPORT OF THE BOARDS OF DIRECTORS
ON EXECUTIVE COMPENSATION

What is our philosophy on executive compensation?

        Because we do not have any employees, compensation decisions are made by the Pelican National Boards of Directors applicable to employees of the company. Executive officers that also sit on the Board of Directors with responsibility for determining their salaries do not participate in their own compensation decisions.

        As an organization, we have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

        There are three principal components of the executive compensation program. These components are base salary compensation, bonus compensation (performance compensation), and incentive compensation.

        Base Salary.    For 2003, we determined the base salary compensation for each of the executive officers. We first established a range of base salary compensation for each executive. The salary range is based on compensation committee recommendations and other salary information and considerations for people in comparable positions with comparable sized companies within the retail banking sector for Pelican National. Pelican National's attempt to compensate its executives by paying base salary equivalent to the average of the peer group. This reflects our desire to pay a base salary that is competitive with our peers while at the same time aligning the compensation structure of Pelican Financial with the interests of shareholders by providing the executive officers with a bonus tied to performance.

        We predicate the base salary on the executive's ability, experience, past and potential performance and contribution to Pelican Financial and Pelican National, as appropriate. Furthermore, we seek to establish the base salary so that we will have the ability to increase these base salaries within the salary ranges in future years based on the executive's performance. The full Boards of Directors approved the actual base salary for each executive officer.

        We will evaluate and adjust the range of each executive's base salary, if appropriate, in subsequent years, based on future salary surveys, comparable salary information and other considerations. Base salary adjustments for each executive will be predicated primarily on performance and the executive's position in the base salary range. We conduct performance evaluations at least annually. We base the evaluations on results achieved. These results are measured against specific performance standards established at the beginning or during the course of the year.

        Bonus.    We base bonus compensation on various financial indicators. The Board of Directors of Pelican National and Pelican Financial also can approve discretionary bonuses. Executive officers do not participate in their own bonus decisions.

        Incentive Compensation.    We have two compensation plans that provide long-term incentives for our executive officers. They are the stock option and incentive plan and the 401(k) Plan.

        The stock option plan aligns the interests of key employees, including the executive officers, with those of our shareholders. We provide these employees with an incentive to achieve superior performance by granting them long-term options to purchase our common stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant. The Compensation Committee administers the stock option plan. This committee has the authority to select the key employees eligible for the stock options and the number of options they will receive. The members of the Compensation Committee do not utilize any performance goals in determining the number of options to be granted, nor do they consider the number of options previously granted to an executive officer. Rather, the members base the award of stock options on their own analysis of that employee's contribution to Pelican Financial, including an assessment of the employee's responsibilities, as well as the employee's commitment to our future. In 2003, the Compensation Committee awarded no stock options to the executive officers in the "Director and Executive Officer Compensation" table.

        The 401(k) Plan primarily provides retirement benefits to all eligible employees, including the executive officers. A summary description of the 401(k) Plan is set forth above under "Compensation of Directors and Executive Officers".

How do we compensate our President and Chief Executive Officer?

        Mr. Huffman, the President and Chief Executive Officer of Pelican Financial and Chairman of the Boards of Pelican National, received compensation for his services during 2003 based primarily on the review of compensation paid for similarly sized companies within the Mortgage Banking Industry. In 2003, Washtenaw Mortgage paid the entire salary. In 2004, Pelican Financial and Pelican National Bank will reimburse Washtenaw Mortgage for a portion of the salary under the provisions of the Transitional Services Agreement.

        Pelican Financial uses the average base salary and average bonus amounts paid to Chief Executive Officers of independent mortgage companies for similarly sized mortgage banking companies as published in the 1998 Mortgage Bankers Association's Mortgage Banking Compensation survey as its guide in setting the compensation of Mr. Huffman.

Report of the Board of Directors on executive compensation not to be incorporated by reference.

        This report of the Board of Directors on executive compensation should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Charles C. Huffman, Director, President, and Chief Executive Officer of Pelican Financial, and Michael N. Clemens, Director of Pelican Financial and President of Pelican National, serve on the Board of Directors of Pelican National. Howard M. Nathan, Vice President and Chief Financial Officer of Pelican Financial, also serves on the Board of Directors of Pelican Financial. Executive officers that also sit on the Board of Directors with responsibility for determining their salaries do not participate in deliberations with regard to their own compensation. None of the members of the Compensation Committee during 2003 were an officer or employee of Pelican Financial or Pelican National.

Corporate Governance Matters

        Under the new Nominating and Corporate Governance Committee Charter, all members of the Nominating and Corporate Governance Committee will be outside directors. The Committee will be responsible for identifying qualified candidates to be presented to our board for nomination as directors, ensuring that our board and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. The Nominating and Corporate Governance Charter will require that the Committee consist of no fewer than three board members who satisfy the "independence" requirements of the American Stock Exchange. Each member of the Committee meets these requirements.

        The Nominating and Corporate Governance Committee will consider nominees for our board of directors recommended by shareholders. Notice of proposed shareholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee's business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of Pelican Financial, Inc. common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to the Nominating and Corporate Governance Committee at the following address:

        Pelican Financial, Inc.
        c/o Corporate Secretary
        3767 Ranchero Drive
        Ann Arbor, MI 48108

        In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principle that each director should:

  •
  be an individual of high character and integrity;

  •
  be accomplished in his or her respective field, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to the affairs of Pelican Financial;

  •
  represent the long-term interest of our shareholders as a whole; and

  •
  be selected such that the board of directors represents a diversity of background and experience.

        Qualified candidates for membership on the board of directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the annual meeting of shareholders. Pelican Financial, Inc. does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

        You can contact our board or any of our directors by writing to them at the same address provided above for delivery of director nominations. Employees and others who wish to contact the board or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing may do so by using this address, or may call the Whistle Blower Hotline at 1-800-826-6762. Employees and agents may call the Whistle Blower Hotline anonymously. All calls to the Whistle Blower Hotline are confidential.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in our cumulative total shareholder return (stock price appreciation plus reinvested dividends) on our common stock with (i) American Stock Exchange Index of US listed companies, (ii) the Nasdaq Financial Institution Index, a published line of business index, (iii) the SNL Bank Index consisting of publicly traded banks with $250 to $500 million in assets and (iv) a peer group of banks primarily located in the state of Florida. The graph assumes an initial investment of $100 on November 11, 1999, the date our common stock began to be traded on the American Stock Exchange following the completion of our initial public offering and reinvestment of dividends. The point on the graph represents the performance as of the last business day of the year. The graph is not necessarily indicative of future price performance.

	Period Ending
Index
	11/11/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Pelican Financial, Inc.	100.00	53.12	26.48	88.70	75.58	203.59
AMEX Composite Index	100.00	107.36	111.96	108.15	107.55	156.68
NASDAQ Financial Index*	100.00	96.67	104.51	114.79	118.21	159.88
SNL $250M-$500M Bank Index	100.00	95.88	92.32	131.16	169.13	244.37
Pelican Financial Peer Group**	100.00	95.56	96.76	128.37	182.17	258.01
*
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

**
Pelican Financial Peer Group consists of Florida headquartered banks and thrifts with total assets less than $1 billion.

REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with auditing standards generally accepted in the United States of America. The Audit Committee has the responsibility to monitor and oversee these processes.

        The Audit Committee reviewed with The Outsourcing Partnership, internal auditors for Pelican National, and the independent accountants the overall scope and specific plans for their respective audits.

        Without management representation, the Audit Committee met separately with the independent accountants to review the results of their audit, their evaluation of our internal controls, and the overall quality of the our accounting and financial reporting.

        In fulfilling its responsibilities, the Audit Committee recommended to the Board of Directors, the selection of our independent accountants, Crowe Chizek and Company LLC ("Crowe Chizek"). The firm has discussed with the Audit Committee and provided written disclosures to the Audit Committee on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under auditing standards generally accepted in the United States of America.

Relationship with Independent Accountants

        Crowe Chizek, who performed audit services for us in 2003, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 1998. Crowe Chizek performed all of its services in 2003 at customary rates and terms. Representatives of Crowe Chizek will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

        The Audit Committee approves in advance all services to be performed by the Company's independent auditors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Under SEC rules, pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Crowe Chizek and Company LLC pursuant to these exceptions in the 2003 fiscal year.

        The following table shows the fees paid or expected to be paid for the 2003 annual audit and review services; as well as fees paid for additional 2003 services.

	2003	2002
Audit Fees	$115,745	$94,500
Audit Related Fees	2,500	5,500
Tax	8,000	20,000
All Other Fees	—	—

	$126,245	$120,000

        The increase in audit fees is due to the spin-off of Washtenaw Mortgage Company. "Audited Related Fees" includes (i) Federal Home Loan Bank collateral verification procedures and (ii) various accounting and reporting issues. Tax fees include preparation of federal and state tax returns and assistance with various tax compliance matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a policy that all transactions between Pelican Financial and our officers, directors, and shareholders owning 5% or more of the common stock will be made on terms no less favorable than could be obtained from third parties.

        Pelican National, like many financial institutions, has adopted a policy regarding the making of loans to officers and directors. The policy provides that these loans:

  •
  Will be made in the ordinary course of business,

  •
  Will be made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with Pelican National's other customers, and

  •
  Will not involve more than the normal risk of collectibility or present other unfavorable features.

        All loans by Pelican National to its directors and executive officers are required to comply with regulations restricting loans and other transactions with affiliated persons of Pelican National. There was no indebtedness of executive officers, directors, and members of the immediate family of an executive officer or director of Pelican Financial to Pelican National at any time since January 1, 2003 in an amount in excess of $60,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. The Securities and Exchange Commission requires executive officers, directors and greater than ten-percent shareholders to furnish to us copies of all forms they file pursuant to this requirement.

        Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 2003 all executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT AND FORM 10-K

        We distribute our Annual Report, which includes our Form 10-K for the year ended December 31, 2003, to our shareholders with this Proxy Statement. The Annual Report to Stockholders is not treated as a part of the proxy solicitation material or as having been incorporated in this Proxy Statement by reference. Our Form 10-K contains our consolidated financial statements and the report thereon of Crowe Chizek and Company LLC, our independent public accountants.

        Upon written request of any person entitled to vote at the meeting, addressed to the Secretary of Pelican Financial, at 3767 Ranchero Drive, Ann Arbor, Michigan 48108, we will provide, without charge, an individual copy of the our Annual Report, which includes our Form 10-K, without exhibits, including the financial statements and the schedules filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

PROPOSALS BY SHAREHOLDERS

        If you wish to submit a proposal for consideration at the Annual Meeting of Shareholders to be held in 2005, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934. To be eligible for inclusion in our proxy statement and proxy material, our Secretary must receive your proposals no later than November 23, 2004.

                      PELICAN FINANCIAL, INC.

                      Charles C. Huffman
                      President and Chief Executive Officer

Dated: March 26, 2004
Ann Arbor, Michigan

REVOCABLE PROXY

PELICAN FINANCIAL, INC.

        This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on April 22, 2003 (the "Meeting").

        The undersigned hereby appoints the Board of Directors of Pelican Financial, Inc. (the "Company"), or its designee, with the power of substitution, to act as attorneys and proxies for the undersigned, to represent and to vote, as designated below, all shares of common stock of the Company, which the undersigned is entitled to vote at the Meeting and at any adjournment thereof.

The directors recommend a vote "FOR" Proposals 1 and 2.

		FOR	WITHHELD
1.	The election as directors the nominees listed below:

	Robert C. Huffman	☐	☐
	Howard M. Nathan	☐	☐
	Scott D. Miller	☐	☐

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Crowe Chizek and Company LLC as independent auditors of Pelican Financial, Inc. for the fiscal year ending December 31, 2004.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter that may properly come before the Meeting.

        Should the signatory(ies) be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of such person's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The signatory(ies) may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

        The signatory(ies) acknowledge(s) receipt from the Company prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement dated March    , 2004, and an Annual Report to Stockholders.

Dated: March , 2004	☐ Please check here if you plan to attend the Meeting.

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QuickLinks

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE BOARDS OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT AND FORM 10-K
PROPOSALS BY SHAREHOLDERS